UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024

EVOKE PHARMA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 230
Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 345-1494

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 13, 2024, the Audit Committee of the board of directors (the “Audit Committee”) of Evoke Pharma, Inc. (“the “Company”) determined, based on the recommendation of management, that the Company’s previously issued financial statements as of and for the year ended December 31, 2023, and quarterly reports as of and for the periods ended June 30, 2023 and September 30, 2023 (the “Affected Periods”) should no longer be relied upon due to an error identified in the Affected Periods in the classification of a note payable issued to Eversana Life Science Services, LLC (“Eversana”) pursuant to the Loan Agreement, dated January 21, 2020 (the “Eversana Credit Facility”) and related accrued interest payable (the "Aggregate Note Payable"). The maturity date of all amounts, including interest, borrowed under the Eversana Credit Facility will be 90 days after the expiration or earlier termination of the Commercial Services Agreement, dated January 21, 2020, by and between the Company and Eversana (the “Eversana Agreement”). As previously disclosed, either Eversana or the Company may terminate the Eversana Agreement if, among other reasons, the net profit is negative for any two consecutive calendar quarters beginning with the with the measurement date of June 30, 2023 (the “Net Profit Quarterly Termination Right”). Beginning with the quarter ended June 30, 2023 and as of the balance sheet date for each of the Affected Periods, the Company’s net profits were negative for the two preceding calendar quarters and therefore either Eversana or the Company could have exercised the Net Profit Quarterly Termination Right during the 60-day period following the end of each of the Affected Periods. As such, the Aggregate Note Payable balance should have been classified within current liabilities rather than long-term liabilities (the "Classification Error") for the Affected Periods. The effect of the Classification Error did not impact Total Assets, Total Liabilities, Stockholder's Equity (Deficit) in the balance sheets or the statements of operations, stockholder's equity (deficit) or cash flows for the Affected Periods.

The error was identified during quarterly review procedures.

As a result of the information described above, the Company’s management has concluded that the Company’s disclosure controls and procedures were not effective at the reasonable assurance level and the Company’s internal control over financial reporting was not effective as of the end of each of the periods covered by the Affected Periods, and the “Management’s Report on Internal Control Over Financial Reporting” included under Item 9A of Part II of the Company’s Form 10-K for the year ended December 31, 2023 (the “Amended Report”) should be revised to reflect this updated determination.

In connection with the above, the Company has identified a material weakness in internal control over financial reporting related to this matter.

The Company expects to file restated financial statements for the Affected Periods on Form 10-K/A, as soon as reasonably practical. The Company’s remediation plan will be described in more detail in an amendment to the Amended Report. Because of this restatement, the previously-issued financial statements for the Affected Periods, as well as the relevant portions of any communication which describes or are based on such financial statements, should no longer be relied upon.

The Audit Committee, along with management, discussed with BDO USA, P.C., its independent registered public accounting firm, the matters disclosed in this filing pursuant to this Item 4.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evoke Pharma, Inc.

Date:	May 14, 2024	By:	/s/ Matthew J. D'Onofrio
Chief Executive Officer (Principal Executive Officer)